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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Value City Department Stores, Inc. on Form S-8 (File Nos. 33-44207, 33-50198, 33-55348, 33-55350, 33-78586, 33-80588, 33-92966, 333-15957, 333-15961, and
333-66239) and on Form S-3 (File No. 333-66247) of our report dated October 2, 1998, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended August 1, 1998.



                                                          Deloitte & Touche  LLP

Columbus, Ohio
October 28, 1998